                   BY-LAWS OF PIEDMONT LABORATORIES, INC.


            INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

 REGISTERED AGENT:        SAMUEL D. GARRETSON

 REGISTERED ADDRESS:      1665 CHEVRON WAY
                          DUNWOODY, GEORGIA  30338

 ANNUAL MEETING TIME:     MONTH: MAY   DAY: 15   HOUR: 10:00 A.M.

 FISCAL YEAR BEGINS:      MONTH: OCTOBER      DAY: 1


             ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE

      The name and address of the registered agent, which is the same address as the registered office, is stated at the beginning of these by-laws. The corporation may have other offices or branches as determined by the Board of Directors.

                          ARTICLE II - FISCAL YEAR

      The date on which the fiscal year of the corporation begins each year is stated at the beginning of these by-laws.

                    ARTICLE III - MEETING OF SHAREHOLDERS

 1.   PLACE

      Shareholders' meetings shall be held at the registered office of the corporation or at another location determined by the Board of Directors and stated in the notice of the meeting.

 2.   TIME

      The time of the annual meeting of shareholders is stated at the beginning of these bylaws. If this date falls on a legal holiday then the annual meeting shall be held on the next business day.

 3.   PURPOSE

      The purpose of the annual meeting shall be to elect a Board of Directors and transact other business as may come before the meeting. Matters required by statute to be stated in the notice of the meeting which are not so stated, may not be transacted.

 4.   SPECIAL MEETINGS

      Special meetings of the shareholders may be called by the president, two directors or by the holders of at least 25 percent of the shares entitled to vote at a meeting. A special meeting may be called anytime for any business purpose, unless otherwise prohibited by statute. They shall beheld at the registered office of the corporation.

 5.   NOTICE

      Written notice stating the place, day and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 50 days before the date of the meeting. If mailed, such notice shall be considered to be delivered when deposited in the United States Postal Service, addressed to the shareholder at his/her address at it appears on the stock transfer books of the corporation, with the correct amount of first class postage on it.

 6.   FIXING RECORD DATE

      For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or for the purpose of an other action, the Board of Directors shall fix in advance a date as a record date. The date shall not be more than 50 or less than 10 days before the meeting, nor more than 50 days prior to any other action.

 7.   QUORUM

      At any meeting of shareholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is not present at any time, the shareholders present in person or by proxy may adjourn to a date they agree upon.

 8.   PROXIES

      At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his/her duly authorized attorney in fact. A proxy is not valid after the expiration of 11 months from its date unless otherwise provided in the proxy. A proxy is not invalidated by the death or incompetency of the shareholder, unless, before the authority is exercised, written notice of such an adjudication is received by the corporate office responsible for maintaining the list of shareholders.

 9.   VOTING

      Each outstanding share is entitled to 1 vote on each matter submitted to a vote. A vote may be case either orally or in writing, in person or by proxy. All matters, except the election of directors, shall be decided by two-thirds majority vote of all the shares issued and outstanding.

 10.  WAIVER OF NOTICE

      Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the shareholder.

 11.  WRITTEN CONSENT OF SHAREHOLDERS

      Any action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting for the action taken, is signed by the holders of all the outstanding shares entitled to vote on the matter.

 12.  PARTICIPATION BY TELECOMMUNICATIONS

      Participation in a shareholders' meeting may be by means of conference telephone, or similar communications equipment. All persons participating in the meeting must be able to hear each other, be advised of the use of such equipment, and be provided with the names of the individual using such equipment.

 13.  ORDER OF BUSINESS

      The order of business at all meetings of the shareholders, shall be as follows:

      a.   Roll call.
      b.   Proof of notice of meeting or waiver of notice.
      c.   Reading of minutes of the preceding meeting.
      d.   Reports of officers.
      e.   Reports of committees.
      f.   Election of directors.
      g.   Unfinished business.
      h.   New business.

                           ARTICLE IV - DIRECTORS

 1.   GENERAL POWERS

      The corporation shall be managed by the Board of Directors.

 2.   NUMBER, ELECTION AND TENURE OF DIRECTORS

      The number of directors of the corporation shall be two (2). Each director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and of the two directors, qualified.

 3.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

      A vacancy occurring on the Board of Directors shall be filled by the majority vote of the shareholders. The Director so chosen shall hold office until the next annual election of the Board of Directors by the shareholders. The number of directors may be increased or decreased by two-thirds majority vote of the shares issued and outstanding.

 4.   REGULAR AND SPECIAL MEETINGS

      a. Regular meetings may be held without notice as determined by the Board of Directors and must be held at least annually.

      b.   Special meetings may be called by the president or at least two
 (2) directors on two days's notice by mail or 24 hours notice by a telecommunication device. A brief indication of the nature of the business to be transacted shall be made part of the notice. If mailed, the notice shall be considered delivered when deposited in the United States mail.
 The notice must be properly addressed and have the correct amount of postage on it. If the notice is by telecommunication device, it shall be considered delivered when delivered to the telecommunications company.

      c. Participation in a regular or special meeting may be by means of conference telephone, or similar telecommunications equipment. All persons participating in the meeting must be able to hear each other, be advised of the use of such equipment, and be provided with the names of individuals using the equipment.

 5.   QUORUM

      A quorum shall consist of a two-thirds majority of the Board of Directors.

 6.   ACTION BY BOARD WITHOUT A MEETING

      Any action required or permitted to be taken pursuant to authorization voted at a meeting of the board of Directors or a committee of the board, may be taken without a meeting if before or after the action all members of the Board of Directors or committee consent to it in writing. The written consents shall be filled with the minutes of the proceedings of the Board of Directors or committee.

 7.   WAIVER OF NOTICE

      Attendance of a director at a meeting constitutes a wavier of notice of the meeting except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

 8.   REMOVAL

      Any director may be removed with or without cause by a two-thirds majority vote of the shares issued and outstanding.

 9.   EXECUTIVE AND OTHER COMMITTEES

      The Board of Directors, by resolution, may designate from among its members, to the extent allowable by statute, an executive committee and other committees, each consisting of one or more directors. Each committee shall serve at the pleasure of the Board of Directors.

 10.  VOTING BY DIRECTORS

      No resolution, authorization, agreement or other action of the Board of Directors is valid or within the power of the Board of Directors unless approved by two (2) directors.

                            ARTICLE V - OFFICERS

 1.     NUMBER

        The officers of the corporation shall be a president, a vice-president, a secretary, an assistant secretary, and a treasurer and other officers as shall from time to time be elected or appointed by the Board of Directors.

 2.     SALARIES

   The salaries of the officers shall be established by the Board of Directors.

 3.     REMOVAL

        a. Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the corporation will be served.

       b. An officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the board to remove such officer or agent, but the authority of such officer or agent to act for the corporation may be suspended by the board for cause.

 4.     PRESIDENT

       The president shall be the chief executive officer of the corporation and subject to the control of the board of directors, supervise and control all of the business of the corporation. The president shall when present, preside at all meetings of the shareholders and of the Board of Directors. The president shall have authority to institute or defend legal proceedings when the directors are deadlocked.

 5.     VICE-PRESIDENT

       In the absence of the president or in the event of the president's death, inability, or refusal to act, the vice-president shall have all the powers and functions of the president and shall perform such other duties as the Board of Directors shall determine. If there is more than one vice-president, then the executive vice-president in the event of the above listed disabilities shall have all the powers and functions of the president and shall perform such other duties as the Board of Directors shall determine.

 6.     SECRETARY

       The Secretary shall:

       a. Attend all meetings of the Board of Directors and of the shareholders.

       b. Record all votes and minutes of all proceedings in a book to be kept for that purpose.

       c. Give notice of all meetings of shareholders and of special meetings of the Board of Directors.

       d. Keep in safe custody, the seal of the corporation and affix it to any instrument when authorized by the Board of Directors.

       e. When required, prepare and make available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote, indicating the number of shares of each respective class held by each.

       f. Keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner.

      g.   Perform such other duties as may be assigned by the board.

 7.     TREASURER

       The treasurer shall:

       a.   Have the custody of the corporate funds and securities.

       b. Keep full and accurate accounts of receipts and disbursements in the corporate books.

       c. Deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

       d. Disburse the funds of the corporation as may be ordered or authorized by the Board of Directors and keep vouchers for such disbursements.

       e. Give to the president and Board of Directors at the regular meetings of the Board of Directors, or whenever they require it, an account of all his/her transactions as treasurer and of the financial condition of the corporation.

       f. Give a full financial report at the annual meeting of the shareholders, if so requested.

       g.   Perform other duties assigned by the board or president.

       h. If required by the Board of Directors, give a bond for the faithful discharge of his/her duties in an amount and with such surety and sureties as the Board of Directors shall determine.

                     ARTICLE VI - CERTIFICATES OF SHARES

 1.     CERTIFICATES FOR SHARES

       Certificates representing shares of the corporation shall be in the form determined by the Board of Directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the Board of Directors. All certificates for shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares is surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued upon such terms and indemnity to the corporation as the Board of Directors may determine.

 2.     TRANSFER OF SHARES

        a. Upon surrender to the corporation or the transfer agent of the corporation for a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled to it, and cancel the old certificate; every transfer shall be entered on the transfer books of the corporation which shall be kept at its principal office.

       b. The corporation shall be entitled to treat the holder of record of any share as the holder in fact of it, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other persons whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                        ARTICLE VII - INDEMNIFICATION

       The corporation shall indemnify to the extent allowed by the corporation statutes of this state any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or served any other enterprise at the request of the corporation. The person to be indemnified must have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholder, and with respect to any criminal action or proceeding, had not reasonable cause to believe his/her conduct was unlawful.

                          ARTICLE VIII - DIVIDENDS

       The Board of Directors may declare and pay dividends or make other distributions in case, its bond or its property, including the shares or bonds of other corporations, on its outstanding shares.

                           ARTICLE IX - AMENDMENTS

       These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the shareholders representing a two-thirds majority of all the shares issued and outstanding at any annual shareholders' meeting or at any special shareholders meeting when the proposed amendment has been stated in the notice of such meeting.

                                                             2ND AMENDED


                   BY-LAWS OF PIEDMONT LABORATORIES, INC.


            INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

 REGISTERED AGENT:        SAMUEL D. GARRETSON

 REGISTERED ADDRESS:      1665 CHEVRON WAY
                          DUNWOODY, GEORGIA  30338

 ANNUAL MEETING TIME:     MONTH: MAY   DAY: 15   HOUR: 10:00 A.M.

 FISCAL YEAR BEGINS:      MONTH: OCTOBER      DAY: 1


             ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE

      The name and address of the registered agent, which is the same address as the registered office, is stated at the beginning of these by-laws. The corporation may have other offices or branches as determined by the Board of Directors.

                          ARTICLE II - FISCAL YEAR

      The date on which the fiscal year of the corporation begins each year is stated at the beginning of these by-laws.

                    ARTICLE III - MEETINGS OF SHAREHOLDERS

 1.   PLACE

      Shareholders' meetings shall be held at the registered office of the corporation or at another location determined by the Board of Directors and stated in the notice of the meeting.

 2.   TIME

      The time of the annual meeting of shareholders is stated at the beginning of these bylaws. If this date falls on a legal holiday then the annual meeting shall be held on the next business day.

 3.   PURPOSE

      The purpose of the annual meeting shall be to elect a Board of Directors and transact other business as may come before the meeting. Matters required by statute to be stated in the notice of the meeting which are not so stated, may not be transacted.

 4.   SPECIAL MEETINGS

      Special meetings of the shareholders may be called by the president, two directors or by the holders of at least 25 percent of the shares entitled to vote at a meeting. A special meeting

 Piedmont Laboratories, Inc.
 By-Laws
 Page 2

 may be called anytime for any business purpose, unless otherwise prohibited by statute. They shall be held at the registered office of the corporation.

 5.   NOTICE

      Written notice stating the place, day and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 50 days before the date of the meeting. If mailed, such notice shall be considered to be delivered when deposited in the United States Postal Service, addressed to the shareholder at his/her address at it appears on the stock transfer books of the corporation, with the correct amount of first class postage on it.

 6.   FIXING RECORD DATE

      For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or for the purpose of any other action, the Board of Directors shall fix in advance a date as a record date. The date shall not be more than 50 or less than 10 days before the meeting, nor more than 50 days prior to any other action.

 7.   QUORUM

      At any meeting of shareholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is not present at any time, the shareholders present in person or by proxy may adjourn to a date they agree upon.

 8.   PROXIES

      At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his/her duly authorized attorney in fact. A proxy is not valid after the expiration of 11 months from its date unless otherwise provided in the proxy. A proxy is not invalidated by the death or incompetency of the shareholder, unless, before the authority is exercised, written notice of such an adjudication is received by the corporate office responsible for maintaining the list of shareholders.

 9.   VOTING

      Each outstanding share is entitled to 1 vote on each matter submitted to a vote. A vote may be cast either orally or in writing, in person or by proxy. All matters, except the election

 Piedmont Laboratories, Inc.
 By-Laws
 Page 3

 of directors, shall be decided by two-thirds majority vote of all the shares issued and outstanding.

 10.  WAIVER OF NOTICE

      Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the shareholder.

 11.  WRITTEN CONSENT OF SHAREHOLDERS

      Any action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting for the action taken, is signed by the holders of all the outstanding shares entitled to vote on the matter.

 12.  PARTICIPATION BY TELECOMMUNICATIONS

      Participation in a shareholders meeting may be by means of conference telephone, or similar communications equipment. All persons participating in the meeting must be able to hear each other, be advised of the use of such equipment, and be provided with the names of the individuals using such equipment.

 13.  ORDER OF BUSINESS

      The order of business at all meetings of the shareholders, shall be as follows:

      a.   Roll call.
      b.   Proof of notice of meeting or waiver of notice.
      c.   Reading of minutes of the preceding meeting.
      d.   Reports of officers.
      e.   Reports of committees.
      f.   Election of directors.
      g.   Unfinished business.
      h.   New business.

                           ARTICLE IV - DIRECTORS

 1.   GENERAL POWERS

      The corporation shall be managed by the Board of Directors.

 Piedmont Laboratories, Inc.
 By-Laws
 Page 4

 2.   NUMBER, ELECTION AND TENURE OF DIRECTORS

       The number of directors of the corporation shall be two (2). Each director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and of the two directors, qualified.

 3.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

      A vacancy occurring on the Board of Directors shall be filled by the majority vote of the shareholders. The Director so chosen shall hold office until the next annual election of the Board of Directors by the shareholders. The number of directors may be increased or decreased by two-thirds majority vote of the shares issued and outstanding.

 4.   REGULAR AND SPECIAL MEETINGS

      a. Regular meetings may be held without notice as determined by the Board of Directors and must be held at least annually.

      b.   Special meetings may be called by the president or at least two
 (2) directors on two days's notice by mail or 24 hours notice by a telecommunication device. A brief indication of the nature of the business to be transacted shall be made part of the notice. If mailed, the notice shall be considered delivered when deposited in the United States mail.
 The notice must be properly addressed and have the correct amount of postage on it. If the notice is by telecommunication device, it shall be considered delivered when delivered to the telecommunications company.

      c. Participation in a regular or special meeting may be by means of conference telephone, or similar telecommunications equipment. All persons participating in the meeting must be able to hear each other, be advised of the use of such equipment, and be provided with the names of individuals using the equipment.

 5.   QUORUM

      A quorum shall consist of a two-thirds majority of the Board of Directors.

 6.   ACTION BY BOARD WITHOUT A MEETING

      Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or a committee of the board, may be taken without a meeting if before or after the action all members of the Board of Directors or committee consent to it in writing. The written consents shall

 Piedmont Laboratories, Inc.
 By-Laws
 Page 5

 be filed with the minutes of the proceedings of the Board of Directors or committee.

 7.   WAIVER OF NOTICE

      Attendance of a director at a meeting constitutes a waiver of notice of the meeting except where the director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

 8.   REMOVAL

      Any director may be removed with or without cause by a two-thirds majority vote of the shares issued and outstanding.

 9.   EXECUTIVE AND OTHER COMMITTEES

      The Board of Directors, by resolution, may designate from among its members, to the extent allowable by statute, an executive committee and other committees, each consisting of one or more directors. Each committee shall serve at the pleasure of the Board of Directors.

 10.  VOTING BY DIRECTORS

      No resolution, authorization, agreement or other action of the Board of Directors is valid or within the power of the Board of Directors unless approved by two (2) directors.

                            ARTICLE V - OFFICERS

 1.     NUMBER

        The officers of the corporation shall be a president, a vice-president, a secretary, an assistant secretary, and a treasurer and other officers as shall from time to time be elected or appointed by the Board of Directors.

 2.     SALARIES

        The salaries of the officers shall be established by the Board of Directors.

 3.     REMOVAL

        a. Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the corporation will be served.

 Piedmont Laboratories, Inc.
 By-Laws
 Page 6

       b. An officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the board to remove such officer or agent, but the authority of such officer or agent to act for the corporation may be suspended by the board for cause.

 4.    PRESIDENT

       The president shall be the chief executive officer of the corporation and subject to the control of the board of directors, supervise and control all of the business of the corporation. The president shall when present, preside at all meetings of the shareholders and of the Board of Directors. The president shall have authority to institute or defend legal proceedings when the directors are deadlocked.

 5.    VICE-PRESIDENT

       In the absence of the president or in the event of the president's death, inability, or refusal to act, the vice-president shall have all the powers and functions of the president and shall perform such other duties as the Board of Directors shall determine. If there is more than one vice-president, then the executive vice-president in the event of the above listed disabilities shall have all the powers and functions of the president and shall perform such other duties as the Board of Directors shall determine.

 6.     SECRETARY

       The Secretary shall:

       a. Attend all meeting of the Board of Directors and of the shareholders.

       b. Record all votes and minutes of all proceedings in a book to be kept for that purpose.

       c. Give notice of all meetings of shareholders and of special meetings of the Board of Directors.

       d. Keep in safe custody, the seal of the corporation and affix it to any instrument when authorized by the Board of Directors.

       e. When required, prepare and make available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote, indicating the number of shares of each respective class held by each.

 Piedmont Laboratories, Inc.
 By-Laws
 Page 7

      f. Keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner.

      g.   Perform such other duties as may be assigned by the board.

 7.    TREASURER

       The treasurer shall:

       a.   Have the custody of the corporate funds and securities.

       b. Keep full and accurate accounts of receipts and disbursements in the corporate books.

       c. Deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

       d. Disburse the funds of the corporation as may be ordered or authorized by the Board of Directors and keep vouchers for such disbursements.

       e. Give to the president and Board of Directors at the regular meetings of the Board of Directors, or whenever they require it, an account of all his/her transactions as treasurer and of the financial condition of the corporation.

       f. Give a full financial report at the annual meeting of the shareholders, if so requested.

       g.   Perform other duties assigned by the board or president.

       h. If required by the Board of Directors, give a bond for the faithful discharge of his/her duties in an amount and with such surety and sureties as the Board of Directors shall determine.

                     ARTICLE VI - CERTIFICATES OF SHARES

 1.    CERTIFICATES FOR SHARES

       Certificates representing shares of the corporation shall be in the form determined by the Board of Directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the Board of Directors. All certificates for shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for

 Piedmont Laboratories, Inc.
 By-Laws
 Page 8

 transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares is surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued upon such terms and indemnity to the corporation as the Board of Directors may determine.

 2.     TRANSFER OF SHARES

        a. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled to it, and cancel the old certificate; every transfer shall be entered on the transfer books of the corporation which shall be kept at its principal office.

       b. The corporation shall be entitled to treat the holder of record of any share as the holder in fact of it, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                        ARTICLE VII - INDEMNIFICATION

       The corporation shall indemnify to the extent allowed by the corporation statutes of this state any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or served any other enterprise at the request of the corporation. The person to be indemnified must have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had not reasonable cause to believe his/her conduct was unlawful.

                          ARTICLE VIII - DIVIDENDS

       The Board of Directors may declare and pay dividends or make other distributions in case, its bond or its property, including the shares or bonds of other corporations, on its outstanding shares.

 Piedmont Laboratories, Inc.
 By-Laws
 Page 9

                           ARTICLE IX - AMENDMENTS

       These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the shareholders representing a two-thirds majority of all the shares issued and outstanding at any annual shareholders meeting or at any special shareholders meeting when the proposed amendment has been stated in the notice of such meeting.